     As filed with the Securities and Exchange Commission on June 7, 2002.

                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                                HARTE-HANKS, INC.
             (Exact Name of Registrant as Specified in Its Charter)



                 DELAWARE                               76-1677284
      -------------------------------              -------------------
      (State or Other Jurisdiction of               (I.R.S. Employer
      Incorporation or Organization)               Identification No.)



                          200 CONCORD DRIVE; SUITE 800
                            SAN ANTONIO, TEXAS 78216
                                 (210) 829-9000
          (Address and Telephone Number of Principal Executive Offices)

                                   ----------

                                HARTE-HANKS, INC.
                        1994 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                                   ----------


              DEAN H. BLYTHE                                  COPY TO:
    VICE PRESIDENT, LEGAL AND SECRETARY                   LAURA M. KALESNIK
             HARTE-HANKS, INC.                           HUGHES & LUCE, LLP
       200 CONCORD DRIVE; SUITE 800                 1717 MAIN STREET, SUITE 2800
         SAN ANTONIO, TEXAS  78216                      DALLAS, TEXAS  75201
              (214) 829-9000                               (214) 939-5500
   (Name, Address, and Telephone Number,
including Area Code, of Agent for Service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE


  TITLE OF EACH CLASS            AMOUNT             PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
     OF SECURITIES                TO BE              OFFERING PRICE            AGGREGATE            REGISTRATION
    TO BE REGISTERED           REGISTERED              PER SHARE            OFFERING PRICE               FEE
  -------------------          ----------           ----------------       ----------------         ------------
Common Stock, $1.00 par
         value                  3,000,000                 $21.28              $63,840,000             $5,873.28

         (1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of shares as may be required to cover possible adjustments under the plans and agreements covered hereby by reason of any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the registrant. Pursuant to Rule 416 (c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold, if any, under the plans and agreements covered hereby.

         (3) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low prices of the Common Stock as quoted on The New York Stock Exchange on June 6, 2002, which was $21.28.

                              EXPLANATORY STATEMENT

         Harte-Hanks, Inc., a Delaware corporation (the "Registrant"), hereby files this registration statement on Form S-8 (this "Registration Statement") with the Securities and Exchange Commission (the "SEC") on June 7, 2002 for the purpose of registering an additional 3,000,000 shares of common stock, par value $1.00 per share (the "Common Stock") issuable upon the exercise of options to be granted pursuant to the Harte-Hanks, Inc. 1994 Employee Stock Purchase Plan (the "Purchase Plan") which shares are of the same class as other securities for which a registration statement on Form S-8 (Registration No. 333-30995) was filed on July 7, 1997 (the "Prior Registration Statement"). Pursuant to General Instruction E to Form S-8 ("General Instruction E"), the Registrant incorporates by reference herein the contents of the Prior Registration Statement, including the information incorporated by reference therein.

         Currently, 3,000,000 shares of Common Stock are registered under the Purchase Plan (after giving effect to a 3-for-2 stock split on May 30, 2002). On May 7, 2002 the Registrant's stockholders authorized an increase in the aggregate number of shares available for issuance under the Purchase Plan. This Registration Statement registers the increase of 3,000,000 shares of Common Stock issuable under the Purchase Plan, bringing the total number of registered shares under the Purchase Plan to 6,000,000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated by reference in this Registration Statement:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which contains the Registrant's audited financial statements for the Registrant's last completed fiscal year (the "2001 Form 10-K").

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated October 7, 1993, (File Number 33-69202), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration

Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Section 145 of the Delaware General Corporation Law ("Delaware Law"), the Registrant's Bylaws provide that the directors and officers of the Registrant will be indemnified by the Registrant against certain liabilities that those persons may incur in their capacities as directors or officers. Furthermore, the Registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors of the Registrant to the fullest extent permitted by Delaware law.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8. EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on Page II-9 of this Registration Statement, which Index is incorporated herein by reference.


ITEM 9. UNDERTAKINGS.

         (a) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Antonio, State of Texas, on June 7, 2002.

                                       HARTE-HANKS, INC.


                                       By: /s/ RICHARD M. HOCHHAUSER
                                           -------------------------------------
                                           Richard M. Hochhauser
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)


                                       By: /s/ JACQUES D. KERREST
                                           -------------------------------------
                                           Jacques D. Kerrest
                                           Senior Vice President, Finance
                                           and Chief Financial Officer
                                           (Principal Financial and Accounting
                                           Officer)

                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of Harte-Hanks, Inc. hereby severally constitute and appoint Richard M. Hochhauser and Dean H. Blythe, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith, any other Registration Statement related to the same offering, and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Harte-Hanks, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                            Title                                         Date
              ---------                            -----                                         ----
  /s/ HOUSTON H. HARTE                      Vice Chairman                                 June 7, 2002
--------------------------------
Houston H. Harte


  /s/ CHRISTOPHER M. HARTE                  Director                                      June 7, 2002
--------------------------------
Christopher M. Harte

  /s/ LARRY FRANKLIN                        Chairman                                      June 7, 2002
--------------------------------
Larry Franklin


  /s/ RICHARD M. HOCHHAUSER                 President, Chief Executive Officer,           June 7, 2002
--------------------------------            and Director
Richard M. Hochhauser


  /s/ JAMES L. JOHNSON                      Director                                      June 7, 2002
--------------------------------
James L. Johnson


  /s/ DAVID L. COPELAND                     Director                                      June 7, 2002
--------------------------------
David L. Copeland


  /s/ DR. PETER T. FLAWN                    Director                                      June 7, 2002
--------------------------------
Dr. Peter T. Flawn


  /s/ WILLIAM K. GAYDEN                     Director                                      June 7, 2002
--------------------------------
William K. Gayden

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------
  4.1                         Amended and Restated Certificate of Incorporation
                              (incorporated by reference from the Registrant's
                              Form 10-Q for the six months ended June 30, 1998).

  4.2 Second Amended and Restated Bylaws (incorporated by reference from the Registrant's Form 10-Q for the nine months ended September 30, 2001).

  5.1*                        Opinion of Hughes & Luce, LLP

 23.1*                        Consent of Hughes & Luce, LLP (contained in Exhibit 5.1)

 23.2*                        Consent of KPMG LLP

 24.1*                        Power of Attorney (contained in signature page)

----------

*Filed herewith.